Exhibit 10.6

SUBSEQUENT SUBSCRIPTION FORM Prestige Global Fund SPC (the “Company”)

Please complete this Subsequent Subscription Form (the “Form”) carefully in English using block letter and return the “Form” to Prestige Asset Management Limited either by fax to (852) 2122 8589 or via email to cs@prestigefh.com

Please read the latest private placement memorandum and relevant supplement (“Offering Memorandum”) of the relevant Portfolio before completing this Form. Capitalized terms not otherwise defined herein shall have the same meanings as in the Offering Memorandum. All amendments should be signed.

Subscriber Name:	Contact Number:
ID/Passport Number:	Email:

Subscription Details

Name of Portfolio	Share Class	No of Units	Amount (USD)
Prestige Quantitative Opportunities Fund I SP		Or
Prestige Quantitative Opportunities Fund II SP		Or
Prestige Quantitative Opportunities Fund III SP		Or

Subscription Payment Method

Please note all subscription money must originate from an account held by you. In the case of joint investor, subscription money must originate from an account held by both investors.

☐ By Telegraphic Transfer/RTGS CHATS (net of bank charges)

Please state the Company’s name and your name clearly on the remittance advice or bank certification and return a copy with this Form.

☐ By Telegraphic Transfer (for overseas bank transfer)

Currency	Bank	Bank Address	Bank Account	Account No.
USD

☐ By RTGS CHATS (for HK local bank transfer)

Currency	Bank	Bank Address	Bank Account	Account No.
USD

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ACKNOWLEDGEMENT AND DECLARATIONS

I/We represent, declare and warrant that:

(a)       I/We confirm that the acknowledgments and declarations which I/we made in the Subscription Agreement and/or the Redemption Notice are applicable for each and every subscription/redemption transaction or request I/we make in respect of the Company.

(b)       I/We understand and accept that all terms and conditions as stipulated in the Subscription Agreement and/or the Redemption Notice are applicable to this subsequent subscription application.

(c)       I/We confirm that I/we have read the latest Offering Memorandum relating to the Company. By subscribing to the Company, I/we agree to be bound by the latest Offering Memorandum of the Company and its constitutional documents, as amended from time to time.

(d)       By subscribing the Participating Shares in the Company and signing this Form, I/we unconditionally agree to abide by the provisions of this Form and the Subscription Agreement. This Form and/or the Subscription Agreement may be modified and/or varied by the Company or the Manager from time to time by written notice from the Company or the Manager dispatched prior to the effective date of such modification and/or variation. I/We shall be deemed to have consented to such modification and/or variation and agreed to abide by the same unless a written objection is given by me/us to the Company or the Manager before the effective date thereof.

(e)       The indemnity below is only applicable if the same was not given by me/us in the Subscription Agreement:

(i)       This Form may be sent by facsimile transmission to the facsimile number or by email to the email address stated in this Form promptly, provided that the original Form is forwarded to Prestige Asset Management Limited (the “Advisor’) forthwith. You should note that none of the Directors, the Company, the Manager, the Advisor, or their respective agents accepts any responsibility for any loss caused as a result of non-receipt or illegibility of any Form sent by facsimile or by email, or for any loss caused in respect of any action taken as a consequence of such facsimile or email instructions believed in good faith to have originated from properly authorised persons. This is notwithstanding the fact that a facsimile or email transmission report produced by the originator of such transmission discloses that such transmission was sent. The Advisor will confirm in writing within five Business Days of receipt all faxed or emailed redemption requests which are received in good order or will liaise with the investor and/or the Manager to obtain any outstanding documents as required by the Advisor. Investors failing to receive such written confirmation from the Advisor within five Business Days should contact the Advisor to obtain the same. Failure to obtain such written confirmation will render faxed or emailed instructions void.

(ii)       I/We request and authorize each of the Manager, the Advisor, their authorised agents and any authorized agents of the Company to act upon instructions by fax or by email and to rely conclusively upon any fax instructions or email instructions or other instruments believed in good faith to have originated from properly authorized persons. In consideration of their doing so, I/we fully indemnify each of them against any loss, cost or expense which they may incur, directly or indirectly, as a result of any of them acting or failing to act, in their discretion, upon instructions by fax or email believed in good faith to have originated from properly authorized persons or from the non-receipt or illegibility of instructions faxed or emailed by me/us and I/we agree that this authorization remains in force until the Manager and the Advisor receive a written termination notice and that notice shall be without prejudice to the completion of transactions already initiated.

Signature and Date of Application
Account Holder	Joint Account Holder (if applicable)

Signature:	Signature:

Subscriber name:	Date:

Important Note

1.         Unless the investors have specifically instructed the Manager or Advisor to act on the instructions of only one joint account holder, this Form must be signed by all joint account holders, and in the case of a body corporate by the authorized signatory(ies).

2.         You may send this Form to the Advisor either by fax or email, provided that the original Form is forwarded to the Advisor forthwith. The Advisor is free to act on receipt of the fax /email or wait for the original in its absolute discretion.

3.         No redemption payment will be made from an investor holding until all required documentation has been received by the Advisor and/or the Advisor to their satisfaction for anti-money laundering purpose.

Disclaimer: If there is any inconsistency or ambiguity between Offering Memorandum of the Company and the Form, the Offering Memorandum of the Company shall prevail.

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